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                                                                    EXHIBIT 32.1


   Certification of Chief Executive Officer of ResortQuest International, Inc.


This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2003 of ResortQuest International, Inc. (the "Issuer").

I, James S. Olin, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

1.       The Form 10-Q fully complies with the requirements of Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Issuer.


Dated:

November 14, 2003
                                            /s/ James S. Olin
                                         ----------------------------------
                                         Name:  James S. Olin
                                                President and
                                                Chief Executive Officer